EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form F-4 of Bearing Resources Ltd. of our report dated October 7, 2016, relating to our audit of the consolidated financial statements of Li3 Energy, Inc. as of June 30, 2016 and 2015 and the years then ended.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 10, 2017